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                                  EXHIBIT 10.1

Memphis, TN, June 18, 1999 -- RFS Hotel Investors, Inc. (NYSE symbol: RFS) today announced that J. William Lovelace, president, has retired from active service to the Company. Lovelace's resignation is effective July 1, 1999. He will also resign his seat on the Board of RFS.

Lovelace has been associated with RFS and its predecessor companies since 1991, and during that time has been primarily responsible for the Company's acquisitions. Lovelace has been involved in the hotel business for over 38 years, having previously served as controller for Holiday Inns, Inc. and president of Servico, Inc., both publicly-held companies. He also previously owned and operated a very successful hotel management company. Lovelace will continue to serve as a consultant to RFS through 2001.

"I have reached the point where I wish to spend more time with my family, especially my grandchildren," said Lovelace. "My new arrangement with RFS will permit me to continue to be involved in the strategic direction of the Company and in assisting, wherever possible, with acquisitions, but also allow me the free time that I desire. I have enjoyed my association with RFS, and I look forward to working with the Company's senior management on an as-needed basis."

Robert Solmson, RFS chairman and chief executive officer, will assume the additional title of president. Solmson said, "Bill has been successfully involved in the hotel business for his entire professional life. We will miss his keen insight, but will continue to avail ourselves of his advice, particularly as it may pertain to future acquisitions."

RFS Hotel Investors, Inc. (RFS) is a Memphis-based real estate investment trust
(REIT) that owns 60 hotels comprising approximately 8,900 rooms in 24 states.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors including general economic conditions, competitive factors, interest rates and other risks inherent in the real estate business. For further information on factors which could impact the Company and the statements contained herein, reference is made to the filings of RFS Hotel Investors, Inc. with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K, including factors described in the Form 10-K for the fiscal year ended December 31, 1998 filed by RFS Hotel Investors, Inc.






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